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                                                                     Exhibit 2.2


                         CORRECTED CERTIFICATE OF MERGER

                                       OF

                           AMERICARE HEALTH SCAN, INC.
                             (a Florida corporation)

                                      INTO

                       ENVIRONMENTAL DIGITAL SYSTEMS, INC.
                            (a Delaware corporation)

     Pursuant to the provisions of the Delaware General Corporation Law (the "DGCL"), the undersigned corporation hereby files this Corrected Certificate of Merger to correct the original Certificate of Merger filed by Environmental Digital Systems, Inc., which incorrectly named Environmental Digital Systems, Inc. as the surviving corporation instead of Americare Health Scan, Inc., which is the correct surviving corporation, and the undersigned corporation does hereby certify the following as a Corrected Certificate of Merger to the original Certificate of Merger:

FIRST: That the names and states of incorporation of each of the constituent corporations are:

Name                                                 State of Incorporation
----                                                 ----------------------

Americare Health Scan, Inc.                          Florida

Environmental Digital Systems, Inc.                  Delaware

SECOND: Paragraph Four of the original certificate of merger shall be deleted and replaced with the following:

                  FOURTH: Upon the completion of the merger, Americare Health Scan, Inc., shall be the surviving corporation and after appropriate corporate action pursuant to applicable state statutes, Americare Health Scan, Inc., a corporation, shall be domiciled in the state of Florida.

THIRD: Paragraph Five of the original certificate of merger shall be deleted and replaced with the following:

                  FIFTH: The executed Agreement of Merger is on principal place of business of the corporation, Americare Health Scan, Inc., at Americare Building, Third Floor, 20 N.W. 181st Street, Miami, Florida 33169. A copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.



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FOURTH: Paragraph Seven shall be added to read as follows:

                  SEVENTH: That pursuant to Section 252 of the DGCL, the surviving corporation agrees that it may be served with process in the State of Delaware for any proceeding described in Section 252(d) at the principal place of business of the surviving corporation located at Americare Building, Third Floor, 20 N.W. 181st Street, Miami, Florida 33169.

FIFTH: That a Certificate of Merger, as corrected, is set forth in its entirety and attached hereto.


     IN WITNESS WHEREOF, said Americare Health Scan, Inc. has caused this Corrected Certificate of Merger to be executed by its officers thereunto duly authorized this 26 day of May, 1998.

                                       AMERICARE HEALTH SCAN, INC.


                                       By: /s/ Joseph P. D'Angelo
                                           -------------------------------------
                                           Joseph P. D'Angelo, President




                                       2
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                       GREAT SEAL OF THE STATE OF FLORIDA
                                 IN GOD WE TRUST
                           FLORIDA DEPARTMENT OF STATE
                                Sandra B. Mortham
                               Secretary of State

May 19, 1997

AMERICARE HEALTH SCAN, INC.
ATTN: DR. JOSEPH P. D'ANGELO
20 N.W. 181ST STREET
MIAMI, FL 33169




Pursuant to your recent letter, we are enclosing the certification you requested.

Should you have any questions regarding this matter you may contact our office at (904) 487-6949.

Yvette McGee

Certification Section                       Letter No. 197A00026651


      Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314